UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2006

VCampus Corporation

(Exact name of registrant as specified in its charter)

000-21421	Delaware	54-1290319
(Commission File Number)	(State or other jurisdiction	(IRS Employer ID Number)
of incorporation)

1850 Centennial Park Drive, Suite 200, Reston, Virginia		20191
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (703) 893-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to the terms of a Securities Purchase Agreement entered into between VCampus Corporation (“VCampus” or the “Company”) and one accredited investor on September 25, 2006, VCampus completed a $3.0 million private placement of convertible notes and warrants (the “September 2006 Financing”).  Copies of the Securities Purchase Agreement, form of Senior Secured Convertible Note and related financing documents (collectively, the “Transaction Documents”) are filed as exhibits with this report and are incorporated herein by reference.  See the disclosures in Items 2.03 and 3.02 of this report for a description of the material terms and conditions of the Transaction Documents, which disclosures are incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation.

Pursuant to the September 2006 Financing, VCampus issued a Senior Secured Convertible Note to the investor for $3.0 million.  The Note bears interest at 10% per annum and matures 30 months from the date of issuance.  VCampus must begin making monthly installment payments of interest and principal beginning ten months from the date of issuance.  The indebtedness represented by the Note is secured by a blanket lien on substantially all of the assets of VCampus and its subsidiary Prosoft Learning Corporation.  The new indebtedness is senior to all of the Company’s existing indebtedness except for the Company’s remaining senior indebtedness of approximately $1.0 million owed to SIAR Capital and the other holders of notes issued in the Company’s March 2004 financing.  The indebtedness due under the Note can be accelerated upon a change of control or following an event of default, which includes customary events such as nonpayment of interest, failure to satisfy SEC registration obligations and breach of restrictive covenants.  VCampus may prepay or redeem the Note at any time upon repayment of 120% of the outstanding principal and accrued interest.

Item 3.02 Unregistered Sales of Equity Securities.

The $3.0 million Senior Secured Convertible Note issued in the September 2006 Financing is convertible, at the election of the investor, into shares of VCampus common stock at $0.30 per share.  The Note was issued at 94% of par, resulting in gross proceeds to VCampus (before deduction of placement agent fees and other transaction-related expenses) of $2.82 million.   As an additional inducement to the investor, VCampus also issued a 5-year warrant to the investor to purchase up to 2,500,000 shares of common stock at $0.30 per share.  VCampus agreed to file a registration statement with the SEC to cover the resale of the shares of common stock issuable upon conversion of the Note and exercise of the warrants issued in the financing.  VCampus paid the placement agent for the financing a fee of 7% of the gross cash proceeds received by VCampus in the financing, together with a warrant to purchase 940,000 shares of common stock at $0.30 per share.  Pursuant to antidilution protection provisions applicable to the investors in the Company’s Series A-1 preferred stock financing closed in December 2005, the conversion price for the Series A-1 preferred stock and the exercise price of the related warrants issued in connection therewith automatically adjusted to $0.30 per share upon completion of the September 2006 Financing.  The securities issued in the September 2006 Financing likewise have antidilution protection that would cause the conversion price or exercise price of such securities to automatically adjust to any lower price applicable to a future financing of VCampus.   The Transaction Documents limit the investor’s beneficial ownership of VCampus to no more than 4.99% at any given time, subject to the investor’s waiver of such restrictive covenant upon giving at least 61 days notice to the Company.

VCampus intends to use the proceeds from the financing to repay the $300,000 bridge loan closed earlier this month, to repay approximately $1.0 million owed to SIAR Capital and other holders of notes issued in the March 2004 financing (in installments on or before the due dates) and for working capital and general corporate purposes.

The securities sold in this financing have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing descriptions of the terms relating to the issuance and sale of VCampus’ Senior Secured Convertible Notes and the related warrants issued in the September 2006 Financing are not complete and are qualified in their entirety by reference to the Transaction Documents, copies of which are filed as exhibits with this report, which exhibits are incorporated herein by reference.

Item 5.03 Amendments to Certificate of Incorporation.

On September 13, 2006, VCampus filed a Certificate of Amendment with the Delaware Secretary of State, amending its Certificate of Incorporation to increase the number of authorized shares of common stock from 36,000,000 to 50,000,000 in order to allow VCampus to reserve an adequate number of shares for issuance in connection with the September 2006 Financing.

Item 8.01 Other Events.

In connection with completion of the financing announced today, VCampus announces that Christopher L. Nelson will be transitioning from full-time to part-time status as the Company’s CFO.  This transition is being done as part of the Company’s ongoing efforts to achieve profitability, manage expenses effectively and to enable the Company to devote significant additional capital resources to integrating and growing Prosoft and the Company’s other strategic initiatives.  Given the Company’s current reduced need for the services of a full-time CFO and given the depth of experience in the Company’s finance department, VCampus does not anticipate needing to find a full-time replacement for this position at this time.  Over the past four years, Mr. Nelson has been instrumental in strengthening the Company’s internal controls and financial reporting systems, as well as securing capital needed to fund operations and, in particular, completing the recent strategic acquisition of Prosoft.  All of these efforts have helped put the Company in a strong position to achieve its goal of reaching profitability in the near term.  VCampus is grateful for his years of dedicated service and looks forward to his continued contributions.  The Company’s finance department, headed by 12-year VCampus veteran Stavros Hadjinicolaou, will continue to maintain primary responsibility for SEC reporting and compliance matters.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

3.3	Certificate of Amendment of Certificate of Incorporation dated September 13, 2006
10.118	Securities Purchase Agreement for the September 2006 Financing
10.119	Registration Rights Agreement for the September 2006 Financing
10.120	Form of Warrant for the September 2006 Financing
10.121	Form of Senior Secured Convertible Note for the September 2006 Financing
10.122	Security Agreement for the September 2006 Financing

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VCAMPUS CORPORATION

Date: September 25, 2006
/s/ Christopher L. Nelson
Christopher L. Nelson
Chief Financial Officer